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EXHIBIT 16.


August 1, 2003



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read the second, third and fourth paragraphs of Item 4 included in the Form 8-K dated August 1, 2003 of Warwick Valley Telephone Company to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


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Bush & Germain,  PC

Cc:  Mr. Philip Grybas
     Warwick Valley Telephone Company